As filed with the Securities and Exchange Commission on April 19, 2017

Registration No. 333-200871

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective
Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metaldyne Performance Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1420222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Dauch Drive Detroit, Michigan 48211	48211
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan

ASP HHI Holdings, Inc. Stock Option Plan

ASP MD Holdings, Inc. Stock Option Plan

ASP Grede Intermediate Holdings LLC 2014 Unit Option Plan

(Full Title of Plan)

David E. Barnes

American Axle & Manufacturing, Inc.

(313) 758-2000

(Telephone number, including area code, of agent for service)

Copies to:

Lisa L. Jacobs, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New york 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Metaldyne Performance Group Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on December 11, 2014 (File No. 333-200871) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock that were registered for issuance under the 2014 Equity Incentive Plan, the ASP HHI Holdings, Inc. Stock Option Plan, the ASP MD Holdings, Inc. Stock Option Plans, and the ASP Grede Intermediate Holdings LLC Unit Option Plan (the “Plans”).

The Registration Statement registered 10,790,035 shares under the Plans.

The Registration Statement is hereby amended to deregister the remaining unissued shares under the Plans as of the date of this Post-Effective Amendment No. 1 to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on April 19, 2017.

Metaldyne Performance Group Inc.

By:	/s/ Christopher J. May
Name:	Christopher J. May
Title:	Vice President & Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Christopher J. May, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David C. Dauch	Chairman of the Board & Chief Executive Officer/Director
David C. Dauch	(Principal Executive Officer)	April 19, 2017

/s/ Christopher J. May	Vice President & Chief Financial Officer
Christopher J. May	(Principal Financial Officer and	April 19, 2017
Principal Accounting Officer)

/s/ Michael K. Simonte	Director	April 19, 2017
Michael K. Simonte

/s/ David E. Barnes	Director	April 19, 2017
David E. Barnes

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